Back to Form 8-K
Exhibit 10.2

STATE OF CONNECTICUT
DEPARTMENT OF SOCIAL SERVICES

CONTRACT AMENDMENT
Amendment Number:	8
Contract #:	093-HUS-WCC-2
Contract Period:	07/01/2005 – 03/31/08
Contractor Name:	WELLCARE OF CONNECTICUT, INC.
Contractor Address:	116 Washington Avenue, 2nd Floor North Haven, CT 06473

Contract number 093-HUS-WCC-2 by and between the Department of Social Services (the “Department”) and WELLCARE of CONNECTICUT, Inc. (the “Contractor”) for the provision of services under the HUSKY B program as amended through amendments 1, 2, 3, 4, 5, 6 and 7 is hereby further amended as follows:

1.	Paragraph 1 of Part I as amended by Amendments 1, 2, 3, 4, 5, 6 and 7 is further amended to extend the contract end date from February 29, 2008 to March 31, 2008.

2.	Part II “GENERAL CONTRACT TERMS FOR MCOs” dated 05/01/07 remain unchanged and in full force and effect subject to the provisions of this and all prior amendments.

3.
Effective February 1, 2008 the Contractor will no longer be required to administer the HUSKY B pharmacy benefit, however the Contractor shall retain all its contractual obligations with regard to pharmacy claims with dates of service before February 1, 2008.

4.
Paragraph 5 of Amendment 7 is deleted in its entirety and replaced with the following:  The Department and the Contractor agree that the Contractor shall continue participating in the HUSKY B program through March 31, 2008 . During the period 01/01/08 through 03/31/08 , however, the Contractor will be operating as a Pre-paid Inpatient Health Plan (PIHP) and, as such, shall not be responsible for the costs of covered services incurred by the Contractor’s HUSKY B enrollees. The costs of such covered services shall be the responsibility of the Department and the Department shall reimburse the Contractor for any amounts paid by the Contractor for such covered services on a monthly basis upon the presentation of documentation from the Contractor to the Department for such paid amounts. The Department shall reimburse the Contractor for any amounts paid by the Contractor to providers for covered services rendered to its HUSKY B enrollees in accordance with the Contractor’s then current provider contracts, (which may include capitated and other payment arrangements in addition to fee for service payments), or where services are provided by non-contracted providers, the then current Medicaid fee schedule or other rate paid by the Contractor to the non-contracted provider.

5.
Any other changes to Part II “GENERAL CONTRACT TERMS FOR MCOS” dated 05/07 that are necessitated by the transition from managed care to a PIHP arrangement shall be directed by Department’s authorized personnel in writing to the Contractor in a manner consistent with the Contract, and may be relied upon by Contractor.  For purposes of this amendment the Department’s authorized personnel shall be limited to the Commissioner, or his designee; the Director of Medical Care Administration, or his designee; the Director of Medical Administration Managed Care, or her designee and/or the Department’s Medical Director, or his designee.

6.	Effective January 1, 2008 through March 31, 2008 the Department shall suspend the Contractor’s HUSKY B new Member enrollment unless otherwise notified in writing by the Department.

7.
Paragraph 10 of Amendment 7 is deleted in its entirety and replaced with the following: During the period January 1, 2008 through March 31, 2008 the Department and the Contractor shall agree to and implement the terms of a plan to transition each of the Contractor’s HUSKY B enrollees to another MCO in the HUSKY B program with the understanding that the goal of the transition plan is to conduct an orderly transition that will protect the health, safety and welfare of the Contractor’s HUSKY B members.

8.	Paragraph 11 and each subsection in Paragraph 11 of Amendment 7 is deleted in their entirety and replaced:

A.An administrative fee of $18.18 (which includes the administration of dental services) per HUSKY B member per month enrolled with Contractor, payable by February 15 for January enrollees,  March 15 for February enrollees and April 15 for March enrollees.

B.The Department may withhold up to 8% of each of the payments described in subsections C through H of this section to be kept by the Department in a reserve account for medical expenses.  The reserve account shall not exceed $500,000 and shall be used for the final reconciliation of medical expense as set forth in Section 8 M of this amendment.

C.On or before February 15, 2008, the Department shall advance a payment to the Contractor for medical services furnished in January 2008 to Contractor’s enrollees.  The payment shall be equal to 60% of Contractor’s  monthly claims PMPM experience for covered services  calculated in accordance with the provision of Section 8 L of this amendment applied to the number of Contractor’s enrollees in January 2008.

D.On or before March 15, 2008 the Department shall advance a payment to the Contractor for medical services furnished in January 2008 to Contractor’s enrollees.  The payment shall be equal to 20% of Contractor’s  monthly claims PMPM  experience for covered services calculated in accordance with the provision of Section 8 L of this amendment applied to the number of Contractor’s enrollees in January 2008.

E. On or before April 15, 2008 the Department shall advance a payment to the Contractor for medical services furnished in January 2008 to Contractor’s enrollees.  The payment shall be equal to 20% of Contractor’s  monthly claims experience for covered calculated in accordance with the provision of Section 8 L of this amendment applied to the number of Contractor’s enrollees in January 2008.

F. On or before March 15, 2008, the Department shall advance a payment to the Contractor for medical services furnished in February 2008 to Contractor’s enrollees.  The payment  shall be equal to 60% of Contractor’s  monthly claims PMPM experience for covered services calculated in accordance with the provision of Section 8 L of this amendment applied to the number of Contractor’s enrollees in February 2008.

G.On or before April 15, 2008 the Department shall advance a payment to the Contractor for medical services furnished in February 2008 to Contractor’s enrollees.  The payment shall be equal to 20% of Contractor’s  monthly claims PMPM  experience for covered services calculated in accordance with the provision of Section 8 L of this amendment applied to the number of Contractor’s enrollees in February 2008.

H.On or before May 15, 2008 the Department shall advance a payment to the Contractor for medical services furnished in February 2008 to Contractor’s enrollees.  The payment shall be equal to 20% of Contractor’s  monthly claims experience for covered calculated in accordance with the provision of Section 8 L of this amendment applied to the number of Contractor’s enrollees in February 2008.

I. On or before April 15, 2008, the Department shall advance a payment to the Contractor for medical services furnished in March 2008 to Contractor’s enrollees.  The payment  shall be equal to 60% of Contractor’s  monthly claims PMPM experience for covered services calculated in accordance with the provision of Section 8 L of this amendment applied to the number of Contractor’s enrollees in March 2008.

J. On or before May  15, 2008 the Department shall advance a payment to the Contractor for medical services furnished in March 2008 to Contractor’s enrollees.  The payment shall be equal to 20% of Contractor’s  monthly claims PMPM  experience for covered services calculated in accordance with the provision of Section 8 L of this amendment applied to the number of Contractor’s enrollees in March 2008.

K.On or before June  15, 2008 the Department shall advance a payment to the Contractor for medical services furnished in March 2008 to Contractor’s enrollees.  The payment shall be equal to 20% of Contractor’s  monthly claims experience for covered calculated in accordance with the provision of Section 8 L of this amendment applied to the number of Contractor’s enrollees in March 2008.

L. For the purposes of calculating the Contractor’s  monthly claims PMPM experience for covered services, the Department shall calculate a PMPM that shall be applied to the number of Contractor enrollees for a specified month.  The PMPM shall equal 85% of the risk-based average PMPM premium payment paid to the Contractor in January 2008 for December 2007 enrollees.

M.Through July 31, 2008 the Contractor shall be responsible for adjudicating claims for services rendered from January 1, 2008 through March 31, 2008 to Contractor’s enrollees.  From the effective date of this amendment through September 15, 2008 the Contractor shall, on a monthly basis  submit  to the Department capitated payment data  and HIPAA-compliant paid claims file that must report the following data elements:  date of service, date of payment, Member name, Member Medicaid Eligibility ID number, Provider name, Provider FEIN, claim number, location of service, service diagnosis/procedure and paid amount for claims adjudicated by the Contractor for services rendered from January 1, 2008 through March 31, 2008  to Contractor’s enrollees.  On or before  September 15, 2008 the Contractor shall submit to the Department final HIPAA-compliant paid claims data and capitated payment data for claims adjudicated by the Contractor for services rendered from January 1, 2008 through March 31, 2008  to Contractor’s enrollees.  By October 31, 2008 the Department shall conduct a reconciliation of actual medical expenses incurred by Contractor’s enrollees  from January 1, 2008 through March 31, 2008 utilizing the paid claims data file supplied by the Contractor to the Department with the Contractor’s invoice for payment and the Contractor’s encounter data required including the following data elements: date of service, date of payment, member name, Member Medicaid Eligibility ID number, provider name, provider FEIN, claim number, location of service, service diagnosis/procedure and paid amount.  If following the completion of the reconciliation the payments made by the Department to the Contractor under subsections C through K exceed the actual medical expenses incurred by the Contractor for services rendered from January 1, 2008 through March 31, 2008 to Contractor’s enrollees, the Contractor shall reimburse the Department the excess payment.  If, however, following the completion of the reconciliation the payments made by the Department to the Contractor under subsections C through K were less than the actual medical expenses incurred by the Contractor for services rendered from January 1, 2008 through March 31, 2008 to Contractor’s enrollees, the Department shall reimburse the Contractor the difference between the total of the payments made by the Department to the Contractor for medical expenses and the total actual medical expenses incurred from January 1, 2008 through March 31, 2008 by the Contractor’s enrollees. Payment to the Department or the Contractor in accordance with this subsection shall be made by November 30, 2008.

9.	Paragraphs 13 through and including 17 of Amendment 7 remain in full force and effect through March 31, 2008.

10.
Pursuant to Public Act 07-1, An Act Concerning the State Contractor Contribution Ban and Gifts to State and Quasi-Public Agencies the Department must provide and each Contractor must acknowledge receipt of the State Elections Enforcement Commission’s notice advising state contractors of state campaign contribution and solicitation prohibitions.  Through the execution of this amendment the Department certifies that SEEC FORM 11 - NOTICE TO EXECUTIVE BRANCH STATE CONTRACTORS AND PROSPECTIVE STATE CONTRACTORS OF CAMPAIGN CONTRIBUTION AND SOLICITATION BAN has been provided to the Contractor and the Contractor acknowledges receipt of the same.

ACCEPTANCES AND APPROVALS

This document constitutes an amendment to the above numbered contract. All provisions of that contract, except those explicitly changed or described above in  this or in all prior amendments,  remain in full force and effect.

CONTRACTOR		DEPARTMENT
WellCare of Connecticut, Inc.		Department of Social Services
/s/ Heath Schiesser	2/28/2008	/s/ Michael P. Starkowski	2/29/08
Signature (Authorized Official)	Date	Signature (Authorized Official)	Date
Heath Schiesser	President & CEO	Michael P. Starkowski	Commissioner
Typed Name (Authorized Official)	Title	Typed Name (Authorized Official)	Title

 OFFICE OF THE ATTORNEY GENERAL

Attorney General (as to form)                                                                                                                        Date

(  ) This contract does not require the signature of the Attorney General pursuant to an agreement between the Department and the Office of the Attorney General dated: ______________